Exhibit 99.2
RENEWAL AND TRANSITION SUPPLEMENTAL OPERATING AND FINANCIAL DATA THIRD QUARTER 2024

3Q 2024 SUPPLEMENTAL REPORT FORWARD-LOOKING STATEMENTS This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our publicly available filings with the Securities and Exchange Commission. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. NON-GAAP INFORMATION This supplemental information contains certain non-GAAP information including EBITDAre, adjusted EBITDAre, FFO, FFO excluding non-recurring items, FAD, FAD excluding non-recurring items, adjusted interest coverage ratio, and adjusted fixed charges coverage ratio. A reconciliation of this non-GAAP information is provided on pages 21, 24, 25 and 26 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Filings” section of our website at www.LTCreit.com. TABLE OF CONTENTS 2 COMPANY Company Information & Leadership 3 INVESTMENTS Real Estate Activities Investments and Acquisitions 4 Acquisitions Accounted for as Financing Receivables 5 Mortgage and Mezzanine Loans 6 Joint Ventures 7 Purchase Options 8 PORTFOLIO Overview 9 Diversification Operators 11 Maturity 13 Geography, MSA, Age of Portfolio 14 Real Estate Investments Metrics 16 FINANCIAL Enterprise Value 17 Debt Metrics 18 Debt Maturity 19 Financial Data Summary 20 Consolidated Statements of Income 22 Consolidated Balance Sheets 23 Funds from Operations 24 GLOSSARY 27 Founded in 1992, LTC Properties, Inc. (NYSE: LTC) is a self-administered real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including preferred equity and mezzanine lending. LTC’s portfolio encompasses Skilled Nursing Facilities (SNF), Assisted Living Communities (ALF), Independent Living Communities (ILF), Memory Care Communities (MC) and combinations thereof. Our main objective is to build and grow a diversified portfolio that creates and sustains shareholder value while providing our stockholders current distribution income. To meet this objective, we seek properties operated by regional operators, ideally offering upside and portfolio diversification (geographic, operator, property type and investment vehicle). For more information, visit www.LTCreit.com.

LEADERSHIP



WENDY SIMPSON
Chairman and
Chief Executive Officer



PAM KESSLER
Co-President,
CFO and Secretary



CLINT MALIN
Co-President and
Chief Investment Officer



CECE CHIKHALE
Executive Vice President,
Chief Accounting Officer
and Treasurer



DOUG KOREY
Executive Vice President,
Managing Director of
Business Development



GIBSON SATTERWHITE
Senior Vice President,
Asset Management



MANDI HOGAN
Senior Vice President
of Marketing, Investor
Relations and ESG

BOARD OF DIRECTORS

WENDY SIMPSON	Chairman
CORNELIA CHENG	ESG Committee Chairman
DAVID GRUBER	Investment Committee Chairman
BOYD HENDRICKSON	Lead Independent Director and Nominating & Corporate Governance Committee Chairman
BRADLEY PREBER	Audit Committee Chairman
TIMOTHY TRICHE, MD	Compensation Committee Chairman

ANALYSTS

JUAN SANABRIA	BMO Capital Markets Corp.
AARON HECHT	Citizens JMP Securities, LLC
OMOTAYO OKUSANYA	Deutsche Bank Securities Inc.
JOE DICKSTEIN	Jefferies LLC
AUSTIN WURSCHMIDT	KeyBanc Capital Markets, Inc.
MICHAEL CARROLL	RBC Capital Markets Corp.
RICHARD ANDERSON	Wedbush
JOHN KILICHOWSKI	Wells Fargo Securities, LLC

Any opinions, estimates, or forecasts regarding LTC's performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management.

LTC PROPERTIES, INC.
3011 Townsgate Road
Suite 220
Westlake Village, CA 91361
805-981-8655
www.LTCreit.com

TRANSFER AGENT
Broadridge Shareholder Services
c/o Broadridge Corporate Issuer Solutions
1155 Long Island Avenue
Edgewood, NY 11717-8309
ATTN: IWS
866-708-5586

3Q 2024 SUPPLEMENTAL REPORT 3

3Q 2024 SUPPLEMENTAL REPORT CONTRACTUAL # O F PROPERTY DATE OF INITIAL PRO PERTIES TYPE # O F UNITS LO CATIO N OPERATOR CONSTRUCTIO N CASH YIELD 1 ILF/ALF/MC 242 units Centerville, OH Encore Senior Living 2019-2022 8.25% 54,134 $ (1) — (2) — (2) — Great Bend, KS Brookdale Senior Living — 8.00% 315 $ Jun-2023 Feb-2024 DATE PURCHASE PRICE ACQUISITIONS INVESTMENTS I 4 REAL ESTATE ACTIVITIES – INVESTMENTS - 2023-2024 YTD (DOLLAR AMOUNTS IN THOUSANDS) (1) We contributed $45,000 to a $54,134 joint venture (“JV”) for the purchase of an independent living, assisted living and memory care campus in Ohio. The seller, LTC’s JV partner, has the option to purchase the campus during the third and fourth lease years (2025 - 2027), with an exit IRR of 9.75%. The campus was leased to an affiliate of Encore Senior Living (“Encore”) under a 10-year term at an initial yield of 8.25% on LTC’s allocation of the JV investment. We committed to fund $2,100 of lease incentives under the new lease. See Consolidated Joint Ventures on page 7 for further discussion. (2) We purchased a land parcel adjacent to an existing assisted living community. INVESTMENTS $81,315 $34,840 $109,440 $176,400 $261,851 $0 $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 2019 2020 2021 2022 2023 YTD 2024 $ 41,562

REAL ESTATE ACTIVITIES – INVESTMENTS - 2023-2024 YTD

(DOLLAR AMOUNTS IN THOUSANDS)

ACQUISITIONS ACCOUNTED FOR AS FINANCING RECEIVABLES[1]

DATE	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	DATE OF CONSTRUCTION	CONTRACTUAL INITIAL CASH YIELD	PURCHASE PRICE
Jan-2023	11	ALF/MC	523 units	Various cities in NC	ALG Senior	1988-2018	7.25%	$ 121,321 [2]
Jun-2024	13	ILF/ALF/MC	523 units	Various cities in NC & SC	ALG Senior	1992-2015	7.25%	5,546 [3]
Jun-2024	4	ALF/MC	217 units	Various cities in NC	ALG Senior	2018-2022	7.25%	2,766 [4]
	28		1,263 units					$ 129,633

(1) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are required to be presented as a financing receivable on our *Consolidated Balance Sheets* and the rental income received is required to be presented as interest income from financing receivables on our *Consolidated Statements of Income*.

(2) We entered into a $121,321 joint venture with an affiliate of ALG Senior and contributed $117,490 into the JV that purchased 11 assisted living and memory care communities. The JV leased the communities to an affiliate of ALG Senior under a 10-year master lease, with two five-year renewal options. The initial annual rent is at a rate of 7.25%, increasing to 7.50% in year three, then escalating thereafter based on CPI, subject to a floor of 2% and ceiling of 4%. During 2Q24, we deferred May and June 2024 consolidated JV rent totaling $1,466 ($1,420 of which is LTC's portion) and agreed to defer up to $258 in consolidated JV rent ($250 of which is LTC's portion) per month for July through December 2024, or up to $1,548 ($1,500 of which is LTC's portion). During 3Q24, we deferred $774 of consolidated JV rent ($750 of which is LTC's portion). The master lease provides the operator with the option to buy up to 50% of the properties at the beginning of the third lease year (2025), and the remaining properties at the beginning of the fourth lease year (2026) through the end of the sixth lease year (2028), with an exit IRR of 9.00% on any portion of the properties being purchased. See Consolidated Joint Ventures on page 7 and Operator Update on page 12 for further discussion.

(3) We funded $5,546 under our mortgage loan and exchanged the $64,450 mortgage loan receivable for a 53% controlling interest in a newly formed $122,460 joint venture with an affiliate of ALG Senior. The JV purchased 13 independent living, assisted living and memory care communities and leased the communities to an affiliate of ALG Senior under a 10-year master lease, which contains an option to purchase the properties through June 2028. See Consolidated Joint Ventures on page 7.

(4) We funded $2,766 under our mortgage loan and exchanged the $37,985 mortgage loans receivable for a 93% controlling interest in a newly formed $41,000 joint venture with an affiliate of ALG Senior. The JV purchased four assisted living and memory care communities and a parcel of land and leased the communities to an affiliate of ALG Senior under a 10-year master lease, which contains an option to purchase the properties through June 2028. See Consolidated Joint Ventures on page 7.

3Q 2024 SUPPLEMENTAL REPORT INVESTMENTS | 5

REAL ESTATE ACTIVITIES – INVESTMENTS - 2023-2024 YTD

(DOLLAR AMOUNTS IN THOUSANDS)

MORTGAGE LOANS

DATE	# OF PROPERTIES	PROPERTY TYPE	# UNITS/ BEDS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	ORIGINATION	INITIAL INVESTMENT	INITIAL ADDITIONAL COMMITMENT
Jan-2023	1	MC	45 units	Canton, NC	ALG Senior	Jan-2025	7.25% (1)	$ 10,750	$ 10,750	$ —
Feb-2023	1	ILF/ALF/MC	203 units	Atlanta, GA	Galerie Management	Oct-2024	7.50% (2)	51,111	51,111	—
Jun-2023	1	SNF	150 beds	Hanover Park, IL	Ignite Medical Resorts	Jun-2028	8.75%	16,500	16,500	—
Dec-2023	2	ALF	92 units	Various cities in FL	Opal Senior Living	Dec-2025	8.75%	4,000 (3)	4,000	—
	5		340 units/150 beds					$ 82,361	$ 82,361	$ —
Jan-2024	1	UDP - ALF/MC	85 units	Lansing, MI	Encore Senior Living	Sep-2026	8.75%	$ 19,500 (4)	$ 2,940	$ 16,560 (4)
Jul-2024	1	UDP - ILF/ALF/MC	116 units	Loves Park, IL	Encore Senior Living	Jul-2030	9.00%	26,120 (4)	—	26,120 (4)
	2		201 units					$ 45,620	$ 2,940	$ 42,680

(1) The initial rate is 7.25% with a 9.00% IRR.

(2) Invested in an existing mortgage loan refinancing certain existing banks and our outstanding $7,461 mezzanine loan originated in 4Q18. The initial rate is 7.5% yield with a 7.75% IRR. Subsequent to September 30, 2024, we received the payoff for this mortgage loan.

(3) The mortgage loan provides a one-year extension.

(4) Represents mortgage loans commitment to construct senior living communities. The borrowers contributed equity, which will initially fund the constructions. Once all of the borrower's equity has been drawn, we will fund the additional commitment. The table below shows the detail of the construction funding:

ESTIMATED INTEREST INCEPTION DATE	COMMITMENT YEAR	INVESTMENT COMMITMENT	3Q24 FUNDING	TOTAL FUNDED TO DATE	REMAINING COMMITMENT
1Q24 (1)	2023	$ 19,500	$ 3,121	$ 9,999	$ 9,501
— (2)	2024	26,120	—	—	$ 26,120
		$ 45,620	$ 3,121	$ 9,999	$ 35,621

(1) Began funding in 1Q24 under this construction loan commitment which was originated in July 2023. The borrower contributed $12,100 of equity at commencement, which was used to initially fund the construction. The interest only loan term is approximately three years, and includes two, one-year extensions, each of which is contingent to certain coverage thresholds.

(2) The borrower contributed $12,300 of equity, which will initially fund the construction. Once all of the borrower's equity has been drawn, expected in early 2025, LTC will begin funding the commitment. The loan term is approximately six years at a current rate of 9.0% and IRR of 9.5%.

MEZZANINE LOANS

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS	LOCATION	OPERATOR	MATURITY DATE	CONTRACTUAL INITIAL RATE	ORIGINATION
2023	1	ILF/ALF/MC	130 units	Alpharetta, GA	Galerie Management	Jun-2028 (1)	8.75%	$ 17,000

(1) The initial cash rate is 8.75% with a 12.00% IRR. Our investment represents approximately 12% of the estimated project cost. The loan will also be utilized for the construction of 89 additional units.

3Q 2024 SUPPLEMENTAL REPORT INVESTMENTS | 6

REAL ESTATE ACTIVITIES – JOINT VENTURES - CURRENT INVESTMENTS HELD

(DOLLAR AMOUNTS IN THOUSANDS)

UNCONSOLIDATED JOINT VENTURES

COMMITMENT YEAR	# OF PROPERTIES	PROPERTY TYPE	# OF UNITS/BEDS	LOCATION	OPERATOR	INVESTMENT TYPE	RETURN	INVESTMENT COMMITMENT	3Q24 FUNDING	TOTAL FUNDED TO DATE	REMAINING COMMITMENT
2020	1	ALF/MC	95 units	Arlington, WA	Fields Senior Living	Preferred Equity	7.00% (1)	$ 6,340	$ —	$ 6,340	$ —
2020	1	ILF/ALF	267 units	Vancouver, WA	Koelsch Communities	Preferred Equity	8.00% (2)	13,000	—	13,000	—
2024	1	SNF/ALF	104 beds	Katy, TX	Ignite Medical Resorts	Senior Loan	9.15% (3)	12,700	98	11,262	1,438
	3		362 units/104 beds					$ 32,040	$ 98	$ 30,602	$ 1,438

(1) The initial cash rate is 7.00% increasing to 9.00% in year-four until the IRR is 8.00%. After achieving an 8.00% IRR, the cash rate drops to 8.00% with an IRR ranging between of 12.00% and 14.00% depending upon timing of redemption. Our investment represents 15.50% of the total investment. We have the option to require the JV partner to purchase our preferred equity interest at any time between August 17, 2031 and December 31, 2036.

(2) The initial cash rate is 8.00% with an IRR of 14.00%. Our investment represents 11.00% of the total project cost. The JV provides the JV partner the option to buy out our investment at any time after August 31, 2023 at the IRR rate. Also, we have the option to require the JV partner to purchase our preferred equity interest at any time between August 31, 2027 and August 31, 2035. The project was completed in 4Q23.

(3) Represents a mortgage loan accounted for as an unconsolidated JV in accordance with GAAP. The five-year mortgage loan is interest only.

CONSOLIDATED JOINT VENTURES

INVESTMENT YEAR	PROPERTY TYPE	# OF PROPERTIES	# OF UNITS/BEDS	LOCATION	OPERATOR	GAAP ACCOUNTING	TOTAL JOINT VENTURES COMMITMENT	NON-CONTROLLING INTEREST CONTRIBUTION	LTC COMMITMENT	LTC CONTRIBUTION	LTC %
2017	ALF	1	87 units	Spartanburg, SC	ALG Senior	Owned Real Estate	$ 11,660	$ 1,241	$ —	$ 10,419	89%
2018	ALF/MC	1	78 units	Medford, OR	Fields Senior Living	Owned Real Estate[1]	19,029	1,141	—	17,888	94%
2018	ILF	1	89 units	Medford, OR	Fields Senior Living	Owned Real Estate[1]	14,651	2,907	—	11,744	80%
2022	SNF	3	299 beds	Various cities in FL	PruittHealth	Financing Receivable[2]	76,801	14,325	—	62,476	81%
2023	ALF/MC	11	523 units	Various cities in NC	ALG Senior	Financing Receivable[3]	121,418	3,831	—	117,587	97%
2023	ILF/ALF/MC	1	242 units	Centerville, OH	Encore Senior Living	Owned Real Estate[4]	56,302	9,134	55	47,113	84%
2024	ILF/ALF/MC	13	523 units	Various cities in NC & SC	ALG Senior	Financing Receivable[5]	122,460	58,010	—	64,450	53%
2024	ALF/MC	4	217 units	Various cities in NC	ALG Senior	Financing Receivable[5]	41,000	3,015	—	37,985	93%
		35	1,759 units/299 beds				$ 463,321	$ 93,604	$ 55	$ 369,662	

(1) Represents a single joint venture with ownership in two properties.

(2) We entered into a JV with an affiliate of PruittHealth and the JV purchased three skilled nursing centers. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets*.

(3) We entered into a JV with an affiliate of ALG Senior to purchase 11 assisted living/memory care communities. In accordance with GAAP, the purchased assets are presented as a financing receivable on our *Consolidated Balance Sheets*. See Acquisitions accounted for as Financing Receivables on page 5 for further discussion.

(4) See Acquisitions on page 4 for further discussion.

(5) We entered into two JVs with an affiliate of ALG Senior to purchase 17 independent living, assisted living and memory care communities and a parcel of land, which we previously held three mortgage loans receivable due from affiliates of ALG Senior. In accordance with GAAP, the purchased assets are presented as a financing receivable on our Consolidated Balance Sheets. See Operator Update on page 12 for further discussion.

3Q 2024 SUPPLEMENTAL REPORT

INVESTMENTS | 7

REAL ESTATE ACTIVITIES – PURCHASE OPTIONS
(DOLLAR AMOUNTS IN THOUSANDS)

PURCHASE OPTIONS

OPTION WINDOW	OPERATOR	STATE	# OF PROPERTIES	PROPERTY TYPE	AVERAGE AGE IN YEARS	CONSOLIDATED GROSS INVESTMENTS	NON-CONTROLLING INTEREST	LTC PORTION OF GROSS INVESTMENTS	LTC PORTION OF ANNUALIZED CONTRACTUAL CASH
2020-2029	Generations	California	2	ALF/MC	9.9	38,895	—	38,895	600
2023-2024	Community Living Centers	Tennessee	2	SNF	10.8	$ 5,275	$ —	$ 5,275	$ 1,005
2024-2025	Anthem Memory Care	Ohio	1	MC	7.8	16,161	—	16,161	240
2024-2028 (1)	ALG Senior	North Carolina	4	ALF	4.9	41,000	3,015	37,985	2,754
2024-2028 (1)	ALG Senior	North Carolina, South Carolina	13	ILF/ALF/MC	23.8	122,460	58,011	64,449	4,673
2025-2027 (2)	PruittHealth	Florida	3	SNF	5.4	76,625	14,325	62,300	4,685
2025-2027 (3)	Encore Senior Living	Ohio	1	ILF/ALF/MC	5.8	54,782	9,134	45,648	3,881
2025-2028 (2)	ALG Senior	North Carolina	11	ALF/MC	19.5	121,419	3,831	117,588	8,525 (4)
2026-2028	Priority Life Care	Texas	1	MC	8.8	12,743	—	12,743	— (5)
2027	Legacy Senior Living	Georgia, South Carolina (6)	2	ALF/MC	8.8	31,904	—	31,904	— (6)
2027-2029	Oxford Senior Living	Oklahoma	5	ALF/MC	28.2	11,221	—	11,221	960
2027-2029 (7)	Ignite Medical Resorts	Texas	4	SNF	7.2	52,726	—	52,726	4,488
2029	Brookdale Senior Living	Colorado, Kansas, Ohio, Texas	17	ALF/MC	19.8	63,576	—	63,576	9,647
2029	Navion Senior Solutions	North Carolina	5	ALF	26.8	14,654	—	14,654	3,342
		Total	71			$ 663,441	$ 88,316	$ 575,125	$ 44,800

(1) We entered into two JVs with an affiliate of ALG Senior to purchase 17 independent living, assisted living and memory care communities and a parcel of land, which we previously held three mortgage loans receivable due from affiliates of ALG Senior. In accordance with GAAP, the purchased assets are presented as a financing receivable on our Consolidated Balance Sheets.

(2) These properties were acquired through a sale-leaseback transaction, subject to a lease agreement that contains a purchase option. In accordance with GAAP, the purchased properties are presented as a financing receivable on our *Consolidated Balance Sheets*.

(3) See Acquisitions on page 4 for further discussion.

(4) During 2Q24, we deferred May and June 2024 consolidated JV rent totaling $1,466 ($1,420 of which is LTC's portion) and agreed to defer up to $258 in consolidated JV rent ($250 of which is LTC's portion) per month for July through December 2024, or up to $1,548 ($1,500 of which is LTC's portion). During 3Q24, we deferred $774 of consolidated JV rent ($750 of which is LTC's portion).

(5) In 2Q24, this property was transitioned to a new operator. The initial rent for the first six months is zero, after which rent will be based on mutually agreed upon fair market rent.

(6) In 1Q24, two properties were transitioned to a new operator. The initial rent for the first six months is zero, after which rent will be based on mutually agreed upon fair market rent.

(7) The master lease allows the operator to elect either an earn-out payment or purchase option. If neither option is elected within the timeframe defined in the lease, both elections are terminated.

3Q 2024 SUPPLEMENTAL REPORT

INVESTMENTS I 8

PORTFOLIO OVERVIEW
(AS OF SEPTEMBER 30, 2024, DOLLAR AMOUNTS IN THOUSANDS)

				TRAILING TWELVE MONTHS ENDED SEPTEMBER 30, 2024		
BY INVESTMENT TYPE	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF INVESTMENT**	**REVENUES**[1]	**% OF REVENUES**	**INCOME STATEMENT LINE**
Owned Portfolio[2]	124	$ 1,342,188	62.6%	$ 112,014	62.9%	Rental Income
Owned Properties accounted for as Financing Receivables[3]	31	361,504	16.8%	18,492	10.3%	Interest Income from Financing Receivables
Mortgage Loans[5]	27	364,414 [4]	17.0% [4]	40,215	22.5%	Interest Income from Mortgage Loans
Notes Receivable	6	48,173	2.2%	5,435	3.1%	Interest and Other Income
Unconsolidated Joint Ventures	3	30,602	1.4%	2,115	1.2%	Income from Unconsolidated Joint Ventures
Total	191	$ 2,146,881	100.0%	$ 178,271	100.0%	

BY PROPERTY TYPE	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF INVESTMENT**
Assisted Living[2][5]	114	$ 1,165,395	54.2%
Skilled Nursing	76	959,482	44.7%
Other[6]	1	12,005	0.6%
Under Development	—	9,999	0.5%
Total	191	$ 2,146,881	100.0%

(1) See Trailing Twelve Months Revenues definition in the Glossary.

(2) Subsequent to September 30, 2024, we sold a closed property in Colorado for $5,250 and anticipate recording a gain on sale of approximately $1,100 in 4Q24.

(3) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are presented as a financing receivable on our Consolidated Balance Sheets and the rental income received is required to be presented as interest income from financing receivables on our Consolidated Statements of Income.

(4) Mortgage loans include short-term loans of $109,066 or 5.1% of gross investment and long-term loans (Prestige) of $255,348 or 11.9% of gross investment. The weighted average maturity for our mortgage loans portfolio and long-term mortgage loans (Prestige) @ 9/30/24 is 14 years and 19.6 years, respectively.

(5) Subsequent to September 30, 2024, we received the payoff of a $51,111 mortgage loan secured by a 203-unit independent living, assisted living and memory care community in Georgia.

(6) Includes one behavioral health care hospital and three parcels for land held-for-use.

LONG-TERM INVESTMENTS include our Owned Portfolio, Owned Properties accounted for as Financing Receivables and Long-Term Mortgage Loans (Prestige) which represent 91% of our Gross Investments.

SHORT-TERM INVESTMENTS include our Notes Receivable, Unconsolidated Joint Ventures and Short-Term Mortgage Loans which represent 9% of our Gross Investments.



Long-Term Investments 91%
Short-Term Investments, 8.7%



29 Operators
25 States
191 Properties

3Q 2024 SUPPLEMENTAL REPORT
PORTFOLIO | 9

PORTFOLIO OVERVIEW – DETAIL
(AS OF SEPTEMBER 30, 2024, DOLLAR AMOUNTS IN THOUSANDS)

				TRAILING TWELVE MONTHS ENDED SEPTEMBER 30, 2024	
OWNED PORTFOLIO	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**RENTAL INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living[2]	73	$ 732,120	34.1%	$ 49,123	27.6%
Skilled Nursing	50	598,063	27.9%	61,815	34.7%
Other	1	12,005	0.6%	1,076	0.6%
Total	124	$ 1,342,188	62.6%	$ 112,014	62.9%

OWNED PROPERTIES ACCOUNTED FOR AS FINANCING RECEIVABLES[3]	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**FINANCING INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	28	$ 284,878	13.3%	$ 12,879	7.2%
Skilled Nursing	3	76,626	3.5%	5,613	3.1%
Total	31	$ 361,504	16.8%	$ 18,492	10.3%

MORTGAGE LOANS	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**MORTGAGE LOANS INTEREST INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living[4]	5	$ 82,567	3.8%	$ 6,509	3.6%
Skilled Nursing[5]	22	271,848	12.7%	33,126	18.6%
Under Development	—	9,999	0.5%	580	0.3%
Total	27	$ 364,414	17.0%	$ 40,215	22.5%
REAL ESTATE INVESTMENTS	182	$ 2,068,106	96.4%	$ 170,721	95.7%

NOTES RECEIVABLE	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**INTEREST AND OTHER INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	6	$ 46,490	2.1%	$ 4,944	2.8%
Skilled Nursing	—	1,683	0.1%	491	0.3%
Total	6	$ 48,173	2.2%	$ 5,435	3.1%

UNCONSOLIDATED JOINT VENTURES	**# OF PROPERTIES**	**GROSS INVESTMENT**	**% OF GROSS INVESTMENT**	**UNCONSOLIDATED JV INCOME[1]**	**% OF TOTAL REVENUES**
Assisted Living	2	$ 19,340	0.9%	$ 1,526	0.9%
Skilled Nursing	1	11,262	0.5%	589	0.3%
Total	3	$ 30,602	1.4%	$ 2,115	1.2%
TOTAL INVESTMENTS	191	$ 2,146,881	100.0%	$ 178,271	100.0%

(1) See Trailing Twelve Months Revenues definition in the Glossary.
(2) Subsequent to September 30, 2024, we sold a closed property in Colorado for $5,250 and anticipate recording a gain on sale of approximately $1,100 in 4Q24.
(3) Financing receivables represent acquisitions through sale-leaseback transactions, subject to lease agreements that contain purchase options. In accordance with GAAP, the purchased assets are required to be presented as a financing receivable on our Consolidated Balance Sheets and the rental income received is required to be presented as interest income from financing receivables on our Consolidated Statements of Income.
(4) Subsequent to September 30, 2024, we received the payoff of a $51,111 mortgage loan secured by a 203-unit independent living, assisted living and memory care community in Georgia.
(5) Skilled nursing mortgage loans include short-term loans of $16,500 or 0.8% of gross investment and long-term loans (Prestige) of $255,348 or 11.9% of gross investment. The weighted average maturity of Prestige loans is 19.6 years.

RENTAL INCOME
(AS % OF TOTAL REVENUES)



50.0%
25.0%
0.0%
27.6%
34.7%
0.6%
ALF
SNF
OTH

FINANCING RECEIVABLES
(AS % OF TOTAL REVENUES)



30.0%
15.0%
0.0%
7.2%
3.1%
ALF
SNF

MORTGAGE LOANS INTEREST INCOME
(AS % OF TOTAL REVENUES)



30.0%
15.0%
0.0%
3.6%
18.6%
0.3%
ALF
SNF
UDP

INTEREST & OTHER INCOME
(AS % OF TOTAL REVENUES)



5.0%
2.5%
0.0%
2.8%
0.3%
ALF
SNF

UNCONSOLIDATED JV INCOME
(AS % OF TOTAL REVENUES)



2.0%
1.0%
0.0%
0.9%
0.3%
ALF
SNF

3Q 2024 SUPPLEMENTAL REPORT

PORTFOLIO I 10

PORTFOLIO DIVERSIFICATION – 29 OPERATORS

(AS OF SEPTEMBER 30, 2024, DOLLAR AMOUNTS IN THOUSANDS)

OPERATORS	PROPERTY TYPE	# OF PROPERTIES	ANNUALIZED ACTUAL CASH[1]	%	ANNUALIZED CONTRACTUAL CASH[1][2]	%	ANNUALIZED GAAP[1][2]	%	GROSS INVESTMENT	%
Prestige Healthcare[3]	SNF/OTH	23	$ 28,134	15.5%	$ 28,134	15.2%	$ 32,390	16.9%	$ 269,345	12.6%
ALG Senior[3]	ALF	30	18,346	10.1%	21,444 [5]	11.6%	23,338 [5]	12.2%	307,308	14.3%
Encore Senior Living	ALF/UDP	14	11,733	6.4%	11,733	6.3%	11,518	6.0%	191,988	8.9%
HMG Healthcare[4]	SNF	13	11,092	6.1%	11,092	6.0%	11,092	5.8%	166,833	7.8%
Anthem Memory Care[3]	ALF/MC	12	11,040	6.1%	11,040	6.0%	11,030	5.8%	156,407	7.3%
Carespring Health Care Management	SNF	4	11,038	6.1%	11,038	6.0%	11,195	5.8%	102,940	4.8%
Ignite Medical Resorts	SNF	8	10,575	5.8%	10,575	5.7%	10,575	5.5%	116,954	5.4%
Brookdale Senior Living	ALF	17	9,647	5.3%	9,647	5.2%	10,142	5.3%	63,576	3.0%
Genesis Healthcare	SNF	6	9,499	5.2%	9,499	5.1%	9,499	5.0%	53,339	2.5%
Ark Post Acute Network	SNF	7	9,311	5.1%	9,311	5.0%	8,257	4.3%	71,742	3.3%
All Others[3][6]		57	51,526	28.3%	51,526	27.9%	52,365	27.4%	646,449	30.1%
		191	$ 181,941	100.0%	$ 185,039	100.0%	$ 191,401	100.0%	$ 2,146,881	100.0%

(1) See Glossary for definition of Annualized Actual Cash Income, Annualized Contractual Cash Income and Annualized GAAP Income. The difference between Annualized Actual Cash and Annualized Contractual Cash at September 2024 is due to deferrals in September 2024.

(2) The difference between Annualized Contractual Cash and Annualized GAAP at September 2024 is due to straight-line rent, lease incentives amortization and effective interest. See Non-Cash Revenue Components on page 20.

(3) See Operator Update on page 12 for further discussion.

(4) During 2Q24, we amended a master lease with HMG Healthcare ("HMG") covering 11 skilled nursing centers in Texas to extend the term through December 2028. Annual rent will increase by $1,000 to $9,000 for 2024. Rent will increase to $9,500 in 2025, to $10,000 in 2026 and escalates 3.3% annually thereafter through 2028.

(5) Includes the consolidated income from our joint ventures. The non-controlling member's portion of the income is $4,424 for annualized contractual cash and annualized GAAP.

(6) Subsequent to September 30, 2024, we sold a closed property in Colorado for $5,250 and anticipate recording a gain on sale of approximately $1,100 in 4Q24. In addition, we received the payoff of a $51,111 mortgage loan secured by a 203-unit independent living, assisted living and memory care community in Georgia.

PRESTIGE	Privately Held	SNF/ILF/ALF Other Rehab	78 Properties	5 States
ALG	Privately Held	ILF/ALF/MC	119 Properties	6 States
ENCORE	Privately Held	ALF	34 Properties	5 States
HMG	Privately Held	SNF/ILF/ALF	37 Properties	2 States
ANTHEM	Privately Held	Exclusively MC	20 Properties	9 States

CARESPRING	Privately Held	SNF/ILF/ALF Transitional Care	18 Properties	2 States
IGNITE	Privately Held	SNF/ALF Transitional Care	23 Properties	6 States
BROOKDALE	NYSE: BKD	ILF/ALF/MC Continuing Care	648 Properties	41 States
GENESIS	OTC PINK: GENN	SNF/ Senior Living	More than 200 Properties	17 States
ARK	Privately Held	SNF/ILF/ALF	14 Properties	4 States

3Q 2024 SUPPLEMENTAL REPORT

PORTFOLIO | 11

PORTFOLIO DIVERSIFICATION – OPERATOR UPDATE

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES)

- We deferred a total of $774 in consolidated JV rent from ALG ($750 of which is LTC's portion) for 3Q24 on a portfolio of 11 assisted living communities in North Carolina that we own through a joint venture accounted for as a financing receivable, with a balance of $121,418 at September 30, 2024. During 2Q24, we deferred May and June 2024 consolidated JV rent totaling $1,466 ($1,420 of which is LTC's portion) and agreed to defer up to $258 in consolidated JV rent ($250 of which is LTC's portion) per month for July through December 2024, or up to $1,548 ($1,500 of which is LTC's portion). Accordingly, the estimated total 2024 consolidated JV rent deferral is $3,014 ($2,920 of which is LTC's portion).

- During 3Q24, we received full contractual cash interest of $4,909 from Prestige Healthcare ("Prestige"), related to a mortgage loan secured by 14 skilled nursing centers, through $3,847 of cash receipts and application of $1,062 of Prestige's security. Additionally, in 4Q24 we expect to receive approximately $6,000 in retroactive Medicaid payments, which will be added to the security we hold. Beginning in January 2025, 50% of Prestige's excess cash flow will be added to our security, which will be used to pay contractual interest above the current pay amount. Our projections continue to indicate we will receive all contractual interest due this year and in 2025. The following table summarizes the activity of Prestige's security:

BALANCE AT 12/31/2023	DEPOSITS RECEIVED	INTEREST APPLICATIONS	BALANCE AT 3/31/2024	DEPOSITS RECEIVED	INTEREST APPLICATIONS	BALANCE AT 6/30/2024	DEPOSITS RECEIVED	INTEREST APPLICATIONS	BALANCE AT 9/30/2024
$ 2,352	$ 2,674	$ (1,073)	$ 3,952	$ 1	$ (1,072)	$ 2,881	$ -	$ (1,062)	$ 1,819

- Recorded $4,052 of income from former operators related to portfolio transitions in prior years.

- Received $441 of rent through the lease maturity date (January 2025) upon sale of an 80-unit assisted living community in Texas.

- Portfolio activities subsequent to September 30, 2024:
  - Received the payoff of a $51,111 mortgage loan secured by a 203-unit independent living, assisted living and memory care community in Georgia.
  - Sold a closed property in Colorado for $5,250 and anticipate recording a gain on sale of approximately $1,100 in 4Q24.

3Q 2024 SUPPLEMENTAL REPORT

PORTFOLIO | 12

PORTFOLIO MATURITY

(AS OF SEPTEMBER 30, 2024, DOLLAR AMOUNTS IN THOUSANDS)

YEAR	RENTAL INCOME	% OF TOTAL	FINANCING INCOME	% OF TOTAL	MORTGAGE INTEREST INCOME	% OF TOTAL	OTHER NOTES INCOME	% OF TOTAL	UNCONSOLIDATED JV INCOME	% OF TOTAL	ANNUALIZED GAAP INCOME[(1)]	% OF TOTAL
2024	$ —	—	$ —	—	$ 3,966 [(2)]	9.8%	$ —	—	$ —	—	$ 3,966	2.1%
2025	4,406	3.8%	—	—	2,623	6.4%	—	—	—	—	7,029	3.7%
2026	19,831	17.3%	—	—	1,284	3.2%	—	—	—	—	21,115	11.0%
2027	10,434	9.1%	—	—	—	—	3,175	57.4%	—	—	13,609	7.1%
2028	13,125	11.5%	—	—	1,464	3.6%	2,239	40.5%	—	—	16,828	8.8%
2029	14,860	13.0%	—	—	—	—	—	—	1,178	41.9%	16,038	8.4%
2030	15,234	13.3%	—	—	—	—	117	2.1%	—	—	15,351	8.0%
2031	15,530	13.6%	—	—	—	—	—	—	—	—	15,530	8.1%
Thereafter	20,998	18.4%	28,007	100.0%	31,297	77.0%	—	—	1,633 [(3)]	58.1%	81,935	42.8%
Total	$ 114,418	100.0%	$ 28,007	100.0%	$ 40,634	100.0%	$ 5,531	100.0%	$ 2,811	100.0%	$ 191,401	100.0%

	LOANS RECEIVABLE PRINCIPAL MATURITIES							
YEAR	MORTGAGE LOANS RECEIVABLE	WA GAAP RATE	% OF TOTAL	NOTES RECEIVABLE	WA GAAP RATE	% OF TOTAL	TOTAL LOANS RECEIVABLE	% OF TOTAL
2024	$ 51,111 [(2)]	7.8%	14.0%	$ —	—	—	$ 51,111	12.4%
2025	31,456	8.3%	8.6%	50	—	0.1%	31,506	7.6%
2026	9,999	12.8%	2.8%	290	—	0.6%	10,289	2.5%
2027	—	—	—	25,000	12.7%	51.9%	25,000	6.1%
2028	16,500	8.9%	4.5%	18,545	12.1%	38.5%	35,045	8.5%
2029	—	—	—	—	—	—	—	—
2030	—	—	—	1,595	7.3%	3.3%	1,595	0.4%
2031	—	—	—	2,693	—	5.6%	2,693	0.7%
Thereafter	255,348	12.3%	70.1%	—	—	—	255,348	61.8%
Total	$ 364,414	11.2%	100.0%	$ 48,173	11.5%	100.0%	$ 412,587	100.0%

Near Term Lease and Loan Maturities:

- One loan in 2024 with an annualized GAAP income totaling $4.0 million[(2)]
- Five leases and four loans in 2025 with an annualized GAAP income totaling $7.0 million
- Five leases and two loans in 2026 with an annualized GAAP income totaling $21.1 million
- As of September 30, 2024, approximately 93% of owned properties are covered under master leases and approximately 95% of rental revenues come from master leases or cross-default leases.

(1) See Annualized GAAP income definition in the Glossary.

(2) Subsequent to September 30, 2024, we received the payoff of a $51,111 mortgage loan secured by a 203-unit independent living, assisted living and memory care community in Georgia.

(3) Represents income from two preferred equity investments accounted for as unconsolidated joint ventures. These preferred equity investments do not have scheduled maturities but provide the entity an option to redeem our investment at a future date.

3Q 2024 SUPPLEMENTAL REPORT

PORTFOLIO I 13

3Q 2024 SUPPLEMENTAL REPORT PORTFOLIO I 14 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (AS OF SEPTEMBER 30, 2024) * Behavioral health care hospital SNF (76) ALF (114) OTH* (1) LAND (3) UDP (2) 25 STATES 191 PROPERTIES 29 OPERATORS CA 3 WA ME NV WY IL AR WV ND NY OR AZ NM TX UT ID MT SD NE KS OK MS MN WI FL AL GA SC TN MO IA IN OH PA NJ NC VA CO KY 7 21 1 1 3 1 2 4 2 1 3 5 9 33 3 8 8 13 5 3 21 2 5 6 1 2 2 5 LA 3 2 2 1 MI 2 1 1 1

3Q 2024 SUPPLEMENTAL REPORT 47.4% 18.1% 25.0% 6.9% 2.6% 0.0% 50.0% 100.0% MSAs 1-31 MSAs 32-100 MSAs > 100 Cities in Micro-SA Cities not in MSA or Micro-SA 22 years 16 years 0 10 20 30 40 Skilled Nursing Assisted Living Years (1) The MSA rank by population as of July 1, 2023, as estimated by the United States Census Bureau. Approximately 65% of our properties are in the top 100 MSAs. Includes only our real estate investments. (1) As calculated from construction date or major renovation/expansion date. Includes only our real estate investments. GROSS PORTFOLIO BY MSA (1) AVERAGE PORTFOLIO AGE (1) PORTFOLIO I 15 PORTFOLIO DIVERSIFICATION – GEOGRAPHY (25 STATES) (AS OF SEPTEMBER 30, 2024, DOLLAR AMOUNTS IN THOUSANDS) # OF STATE(1) PROPERTIES % ALF % SNF % UDP % % Texas 30 323,737 $ 15.1% 53,671 $ 4.6% 270,066 $ 28.2% — $ — — $ — North Carolina 33 301,142 14.1% 301,142 25.9% — — — — — — Michigan 23 287,795 13.4% 21,505 1.8% 255,348 26.7% 9,999 100.0% 943 7.9% Ohio 10 144,229 6.7% 90,005 7.7% 54,224 5.7% — — — — Florida 10 130,196 6.1% 20,706 1.8% 109,490 11.4% — — — — Colorado(3) 107,608 13 5.0% 107,608 9.3% — — — — — — Illinois 6 106,045 4.9% 89,545 7.7% 16,500 1.7% — — — — Wisconsin 7 93,562 4.4% 79,616 6.9% 13,946 1.5% — — — — Georgia(4) 83,026 3 3.9% 83,026 7.2% — — — — — — California 4 69,717 3.3% 52,085 4.5% 17,632 1.8% — — — — All Others 52 493,651 23.1% 261,996 22.6% 220,593 23.0% — — 11,062 92.1% Total 191 2,140,708 $ 100.0% 1,160,905 $ 100.0% 957,799 $ 100.0% 9,999 $ 100.0% 12,005 $ 100.0% OTH(2) INVESTMENT GROSS GROSS INVESTMENT (1) Due to master leases with properties in various states, revenue by state is not available. Also, working capital notes are provided to certain operators under their master leases covering properties in various states. Therefore, the working capital notes outstanding balance totaling $6,173 is also not available by state. (2) Includes one behavioral health care hospital and three parcels for land held-for-use. (3) Subsequent to September 30, 2024, we sold a closed property in Colorado for $5,250 and anticipate recording a gain on sale of approximately $1,100 in 4Q24. (4) Subsequent to September 30, 2024, we received the payoff of a $51,111 mortgage loan secured by a 203-unit independent living, assisted living and memory care community in Georgia.

3Q 2024 SUPPLEMENTAL REPORT (1) Information is from property level operator financial statements which are unaudited and have not been independently verified by LTC. The same store portfolio excludes properties transitioned on or after April 1, 2023 and properties sold. ASSISTED LIVING SKILLED NURSING 1.31 1.39 1.82 1.91 75.6% 76.5% 60.0% 70.0% 80.0% 90.0% 100.0% 0.00x 1.00x 2.00x 1Q24 2Q24 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy 1.10 1.09 1.36 1.34 84.7% 85.0% 70.0% 80.0% 90.0% 100.0% 0.00x 1.00x 2.00x 1Q24 2Q24 Occupancy % Normalized EBITDAR Normalized EBITDARM Occupancy SNF metrics exclude CSF, as allocated/reported by operators. Occupancy represents the average TTM occupancy. For the 92% of the reported SPP SNF, average monthly occupancy was 80% in September 2024, 78% in June 2024 and 78% in March 2024. ALF metrics exclude Coronavirus Stimulus Funds (“CSF”) as allocated/reported by operators. See definition of Coronavirus Stimulus Funds in the Glossary. Occupancy represents the average TTM occupancy. For the 75% of the reported SPP ALF, spot occupancy was 87% at September 30, 2024, 85% at June 30, 2024 and 87% at March 31, 2024. PORTFOLIO I 16 REAL ESTATE INVESTMENTS METRICS (TRAILING TWELVE MONTHS THROUGH JUNE 30, 2024 AND MARCH 31, 2024) SAME PROPERTY PORTFOLIO (“SPP”) COVERAGE STATISTICS(1)

ENTERPRISE VALUE
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF SHARES)

						PROFORMA[1]	
				SEPTEMBER 30, 2024	CAPITALIZATION	SEPTEMBER 30, 2024	CAPITALIZATION
DEBT							
Revolving line of credit - WA rate 6.2%				$ 240,150		$ 146,350	
Term loans, net of debt issue costs - WA rate 2.7% [2]				99,771		99,771	
Senior unsecured notes, net of debt issue costs - WA rate 4.2% [3]				445,402		445,402	
Total debt - WA rate 4.6%				785,323	32.2%	691,523	29.4%
EQUITY		PROFORMA 9/30/24	9/30/24				
	No. of shares	No. of shares	Closing Price				
Common stock	45,034,384	45,260,754 [4]	$ 36.69 [5]	1,652,312	67.8%	1,660,617	70.6%
Total Market Value				1,652,312		1,660,617	
TOTAL VALUE				**2,437,635**	100.0%	**2,352,140**	100.0%
Add: Non-controlling interest				93,618		93,618	
Less: Cash and cash equivalents				(35,040)		(5,440)	
ENTERPRISE VALUE				**$ 2,496,213**		**$ 2,440,318**	
Debt to Enterprise Value				31.5%		28.3%	
Debt to Annualized Adjusted EBITDAre [6]				4.7x		4.2x	

(1) Proforma includes the 4Q24 repayment of $93,800 under our unsecured revolving line of credit with $29,600 cash on hand, proceeds from sale of common stock, the sale of a closed property and a mortgage loan payoff. See page 12 for further discussion of our portfolio activities subsequent to September 30, 2024.

(2) Represents outstanding balance of $100,000, net of debt issue costs of $229.

(3) Represents outstanding balance of $446,500, net of debt issue costs of $1,098.

(4) Subsequent to September 30, 2024, we sold 226,370 shares of common stock for $7,936 in net proceeds under our equity distribution agreement.

(5) Closing price of our common stock as reported by the NYSE on September 30, 2024, the last trading day of 3Q24.

(6) See page 21 for Reconciliation of Annualized Adjusted EBITDAre.

3Q 2024 SUPPLEMENTAL REPORT FINANCIAL I 17

3Q 2024 SUPPLEMENTAL REPORT LEVERAGE RATIOS COVERAGE RATIOS LINE OF CREDIT LIQUIDITY FINANCIAL I 18 DEBT METRICS (DOLLAR AMOUNTS IN THOUSANDS) $110,900 $130,000 $302,250 $240,150 $146,350 $289,100 $270,000 $97,750 $184,850 $278,650 $- $85,000 $170,000 $255,000 $340,000 $425,000 2021 2022 2023 3Q24 3Q24 Proforma Balance Available 38.4% 37.4% 34.9% 34.2% 39.5% 39.0% 34.5% 31.5% 31.5% 28.3% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% Debt to Gross Asset Value Debt to Total Enterprise Value 2021 2022 2023 3Q24 Proforma 3Q24 6.0x 4.4x 5.6x 4.3x 5.6x 3.4x 4.7x 4.2x 4.2x 4.8x 0.0x 2.0x 4.0x 6.0x 8.0x Debt to Annualized Adjusted EBITDAre Annualized Adjusted EBITDAre/ Fixed Charges 2021 2022 2023 3Q24 Proforma 3Q24 (1) During 3Q24, we exercised the accordion feature under our credit agreement increasing the unsecured revolving line of credit by $25,000, bringing total commitments to $525,000 ($425,000 unsecured revolving line of credit and $100,000 of term loans). (2) Proforma includes the 4Q24 repayment of $93,800 under our unsecured revolving line of credit with $29,600 cash on hand, proceeds from sale of common stock, the sale of a closed property and a mortgage loan payoff. See page 12 for further discussion of our portfolio activities subsequent to September 30, 2024. (1) (2) (2) (2)

3Q 2024 SUPPLEMENTAL REPORT Senior Unsecured Notes 56.8% Term Loans Revolving Line of Credit 12.7% 30.5% $240,150 $50,000 $50,000 $5,000 $49,500 $51,500 $54,500 $55,000 $63,000 $67,000 $56,000 $45,000 $- $100,000 $200,000 $300,000 $400,000 2024 2025 2026 2027 2028 2029 2030 2031 Thereafter Revolving Line of Credit Term Loans Senior Unsecured Notes DEBT STRUCTURE (2) FINANCIAL I 19 DEBT MATURITY (AS OF SEPTEMBER 30, 2024, DOLLAR AMOUNTS IN THOUSANDS) REVOLVING SENIOR LINE OF TERM UNSECURED % OF YEAR CREDIT LO ANS(2) NOTES(2) TOTAL TOTAL 2024 — $ — $ 5,000 $ 5,000 $ 0.7% 2025 50,000 49,500 99,500 12.7% 2026 240,150 (1) 51,500 50,000 341,650 43.4% 2027 — — 54,500 54,500 6.9% 2028 — — 55,000 55,000 7.0% 2029 — — 63,000 63,000 8.0% 2030 — — 67,000 67,000 8.5% 2031 56,000 56,000 7.1% Thereafter — — 45,000 45,000 5.7% Total 240,150 $ 100,000 $ (3) $ 446,500 (3) $ 100.0% 786,650 (1) During 3Q24, we exercised the accordion feature under our credit agreement increasing the unsecured revolving line of credit by $25,000, bringing total commitments to $525,000 ($425,000 unsecured revolving line of credit and $100,000 of term loans). Subsequent to September 30, 2024, we repaid $93,800 under our unsecured revolving line of credit. Accordingly, we have $146,350 outstanding with $278,650 available for borrowing. (2) Reflects scheduled principal payments. (3) Excludes debt issue costs which are netted against the principal outstanding in the term loans and senior unsecured notes balance on our Consolidated Balance Sheets shown on page 23.

FINANCIAL DATA SUMMARY

(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	12/31/21	12/31/22	12/31/23	9/30/24	PROFORMA[(2)] 9/30/2024
Gross investments	$ 1,804,435	$ 1,959,442	$ 2,139,865	$ 2,146,881	$ 2,089,918
Net investments	$ 1,426,070	$ 1,562,668	$ 1,741,093	$ 1,739,272	$ 1,684,103
Gross asset value	$ 1,883,190	$ 2,052,687	$ 2,253,870	$ 2,279,246	$ 2,192,658
Total debt [(1)]	$ 722,719	$ 767,854	$ 891,317	$ 785,323	$ 691,523
Total liabilities [(1)]	$ 759,698	$ 805,796	$ 938,831	$ 830,200	$ 736,400
Non-controlling interest	$ 8,413	$ 21,940	$ 34,988	$ 93,618	$ 93,618
Total equity	$ 745,127	$ 850,307	$ 916,267	$ 1,041,437	$ 1,050,443

(1) Includes outstanding gross revolving line of credit, term loans, net of debt issue costs, and senior unsecured notes, net of debt issue costs.

(2) Proforma includes the 4Q24 repayment of $93,800 under our unsecured revolving line of credit with $29,600 cash on hand, proceeds from sale of common stock, the sale of a closed property and a mortgage loan payoff. See page 12 for further discussion of our portfolio activities subsequent to September 30, 2024.

NON-CASH REVENUE COMPONENTS

	3Q24	4Q24[(1)]	1Q25[(1)]	2Q25[(1)]	3Q25[(1)]
Straight-line rent adjustment	$ 37	$ (75)	$ (318)	$ (356)	$ (411)
Amortization of lease incentives	(188)	(189)	(189)	(187)	(187)
Effective interest - Financing receivables	1,173	1,125	254	205	212
Effective interest - Mortgage loans receivable	1,137	900	642	929	921
Effective interest - Notes receivable	160	159	159	159	159
Total non-cash revenue components	$ 2,319	$ 1,920	$ 548	$ 750	$ 694

(1) For leases and loans in place at September 30, 2024 assuming no other renewals or modifications and includes the $51,111 mortgage loan payoff. See page 12 for further discussion.

COMPONENTS OF RENTAL INCOME

	THREE MONTHS ENDED SEPTEMBER 30,			NINE MONTHS ENDED SEPTEMBER 30,		
	2024	2023	Variance	2024	2023	Variance
Cash rent	$ 29,215	$29,121	$ 94 [(1)]	$ 89,142	$ 87,260	$ 1,882 [(2)]
Operator reimbursed real estate tax revenue	3,194	3,386	(192)	9,830	9,846	(16)
Straight-line rent adjustment	37	(747)	784 [(1)]	(561)	(1,635)	1,074 [(2)]
Straight-line rent write-off	—	—	—	(321)	—	(321)
Amortization of lease incentives	(188)	(171)	(17)	(626)	(610)	(16)
Total rental income	$ 32,258	$31,589	$ 669	$ 97,464	$ 94,861	$ 2,603

(1) Increase primarily due to lease extensions and portfolio transitions.

(2) Increase primarily due to the $2,377 repayment of rent credit in connection with the sale of a 110-unit assisted living community, 2023 acquisitions and rent escalations offset by portfolio transitions and property sales.

3Q 2024 SUPPLEMENTAL REPORT

FINANCIAL I 20

FINANCIAL DATA SUMMARY
(DOLLAR AMOUNTS IN THOUSANDS)

RECONCILIATION OF ANNUALIZED ADJUSTED EBITDAre AND FIXED CHARGES

	FOR THE YEAR ENDED			THREE MONTHS ENDED	THREE MONTHS ENDED
	12/31/21	12/31/22	12/31/23	9/30/24	PROFORMA 9/30/24[6]
Net income	$ 56,224	$ 100,584	$ 91,462	$ 30,862	$ 31,317
Less: Gain on sale of real estate, net	(7,462)	(37,830)	(37,296)	(3,663)	(3,663)
Add: Impairment loss	—	3,422	15,775	—	—
Add: Interest expense	27,375	31,437	47,014	10,023	8,576
Add: Depreciation and amortization	38,296	37,496	37,416	9,054	9,054
EBITDAre	114,433	135,109	154,371	46,276	45,284
Add/less: Non-recurring items	5,947 [1]	824 [2]	3,823 [3]	(4,173) [4]	(4,173) [4]
Adjusted EBITDAre	$ 120,380	$ 135,933	$ 158,194	$ 42,103	$ 41,111
Interest expense	$ 27,375	$ 31,437	$ 47,014	$ 10,023	$ 8,576
Fixed charges	$ 27,375	$ 31,437	$ 47,014	$ 10,023	$ 8,576
Annualized Adjusted EBITDAre				$ 168,412	$ 164,444
Annualized Fixed Charges				$ 40,092	$ 34,304
Debt (net of debt issue costs)	$ 722,719	$ 767,854	$ 891,317	$ 785,323	691,523
Debt to Annualized Adjusted EBITDAre	6.0x	5.6x	5.6x	4.7x	4.2x
Annualized Adjusted EBITDAre to Fixed Charges[5]	4.4x	4.3x	3.4x	4.2x	4.8x

(1) Represents the Senior Care settlement payment ($3,895), a straight-line rent receivable write-off ($758), a provision for credit losses on mortgage loan originations ($869), and the 50% reduction of 2021 rent and interest escalations ($425).

(2) Represents a lease incentive balance write-off of $173 related to a closed property, a $1,332 provision for credit losses reserve related to the acquisition of three skilled nursing centers accounted for as a financing receivable, two mortgage loans and a mezzanine loan, and a lease termination fee of $500 paid to a former operator of 12 assisted living communities, partially offset by lease termination fee income of $1,181 received in connection with the sale of an assisted living community.

(3) Includes the $3,561 note receivable write-off related to the sale and transition of 10 assisted living communities and $1,832 of provision for credit losses related to the acquisition of 11 assisted living communities accounted for as a financing receivable and two mortgage loan originations, partially offset by the $1,570 exit IRR and prepayment fee received in 2023 in connection to the payoff of two mezzanine loans.

(4) See the reconciliation of non-recurring items on page 25 for further detail.

(5) Given we do not have preferred stock, our fixed charge coverage ratio and interest coverage ratio are the same.

(6) Proforma includes the 4Q24 repayment of $93,800 under our unsecured revolving line of credit with $29,600 cash on hand, proceeds from sale of common stock, the sale of a closed property and a mortgage loan payoff. See page 12 for further discussion of our portfolio activities subsequent to September 30, 2024.

3Q 2024 SUPPLEMENTAL REPORT FINANCIAL I 21

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2024	2023	2024	2023
Revenues:				
Rental income	$ 32,258	$ 31,589	$ 97,464	$ 94,861
Interest income from financing receivables[(1)]	7,001	3,832	14,661	11,413
Interest income from mortgage loans	10,733	12,247	35,842	35,417
Interest and other income	5,791	1,635	9,298	5,358
Total revenues	55,783	49,303	157,265	147,049
Expenses:				
Interest expense	10,023	12,674	31,971	34,595
Depreciation and amortization	9,054	9,499	27,173	28,085
Impairment loss	—	—	—	12,510
Provision for credit losses	215	189	942	2,107
Transaction costs	33	329	679	537
Property tax expense	3,186	3,271	9,816	9,751
General and administrative expenses	6,765	5,959	20,016	18,344
Total expenses	29,276	31,921	90,597	105,929
Other Operating Income:				
Gain on sale of real estate, net	3,663	4,870	6,882	20,545
Operating Income	30,170	22,252	73,550	61,665
Income from unconsolidated joint ventures	692	375	1,739	1,127
Net Income	30,862	22,627	75,289	62,792
Income allocated to non-controlling interests	(1,496)	(430)	(2,332)	(1,287)
Net income attributable to LTC Properties, Inc.	29,366	22,197	72,957	61,505
Income allocated to participating securities	(201)	(147)	(511)	(440)
Net income available to common stockholders	$ 29,165	$ 22,050	$ 72,446	$ 61,065
Earnings per common share:				
Basic	$0.66	$0.54	$1.67	$1.48
Diluted	$0.66	$0.54	$1.65	$1.48
Weighted average shares used to calculate earnings per common share:				
Basic	43,868	41,153	43,313	41,127
Diluted	44,394	41,211	43,839	41,185
Dividends declared and paid per common share	$0.57	$0.57	$1.71	$1.71

(1) Represents rental income from acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our *Consolidated Balance Sheets* and the rental income to be presented as Interest income from financing receivables on our *Consolidated Statements of Income*.

3Q 2024 SUPPLEMENTAL REPORT

FINANCIAL I 22

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	SEPTEMBER 30, 2024	DECEMBER 31, 2023
ASSETS	*(unaudited)*	*(audited)*
Investments:		
Land	$ 118,382	$ 121,725
Buildings and improvements	1,217,954	1,235,600
Accumulated depreciation and amortization	(398,080)	(387,751)
Operating real estate property, net	938,256	969,574
Properties held-for-sale, net of accumulated depreciation: 2024—$1,794; 2023—$3,616	4,058	18,391
Real property investments, net	942,314	987,965
Financing receivables,[(1)] net of credit loss reserve: 2024—$3,615; 2023—$1,980	357,889	196,032
Mortgage loans receivable, net of credit loss reserve: 2024—$3,638; 2023—$4,814	360,776	477,266
Real estate investments, net	1,660,979	1,661,263
Notes receivable, net of credit loss reserve: 2024—$482; 2023—$611	47,691	60,490
Investments in unconsolidated joint ventures	30,602	19,340
Investments, net	1,739,272	1,741,093
Other assets:		
Cash and cash equivalents	35,040	20,286
Debt issue costs related to revolving line of credit	1,548	1,557
Interest receivable	58,421	53,960
Straight-line rent receivable	18,677	19,626
Lease incentives	3,584	2,607
Prepaid expenses and other assets	15,095	15,969
Total assets	$ 1,871,637	$ 1,855,098
LIABILITIES		
Revolving line of credit	$ 240,150	$ 302,250
Term loans, net of debt issue costs: 2024—$229; 2023—$342	99,771	99,658
Senior unsecured notes, net of debt issue costs: 2024—$1,098; 2023—$1,251	445,402	489,409
Accrued interest	3,757	3,865
Accrued expenses and other liabilities	41,120	43,649
Total liabilities	830,200	938,831
EQUITY		
Stockholders' equity:		
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2024—45,034; 2023—43,022	450	430
Capital in excess of par value	1,062,374	991,656
Cumulative net income	1,707,352	1,634,395
Accumulated other comprehensive income	3,639	6,110
Cumulative distributions	(1,825,996)	(1,751,312)
Total LTC Properties, Inc. stockholders' equity	947,819	881,279
Non-controlling interests	93,618	34,988
Total equity	1,041,437	916,267
Total liabilities and equity	$ 1,871,637	$ 1,855,098

(1) Represents acquisitions through sale-leaseback transactions, subject to leases which contain purchase options. In accordance with GAAP, the properties are required to be presented as financing receivables on our *Consolidated Balance Sheets*.

3Q 2024 SUPPLEMENTAL REPORT

FINANCIAL | 23

LTC REIT

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD

(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,	
	2024	2023	2024	2023
GAAP net income available to common stockholders	$ 29,165	$ 22,050	$ 72,446	$ 61,065
Add: Impairment loss	—	—	—	12,510
Add: Depreciation and amortization	9,054	9,499	27,173	28,085
Less: Gain on sale of real estate, net	(3,663)	(4,870)	(6,882)	(20,545)
NAREIT FFO attributable to common stockholders	$ 34,556	$ 26,679	$ 92,737	$ 81,115
(Less) Add: Non-recurring items	(4,173) (1)	—	(5,528) (1)	262 (1)
FFO attributable to common stockholders, excluding non-recurring items	$ 30,383	$ 26,679	$ 87,209	$ 81,377
NAREIT FFO attributable to common stockholders	$ 34,556	$ 26,679	$ 92,737	$ 81,115
Non-cash income:				
(Less) Add: Straight-line rental (income) adjustment	(37)	747	561	1,635
Add: Amortization of lease incentives	188	171	626	610
Add: Other non-cash contra-revenue	—	—	321 (2)	—
Less: Effective interest income	(2,470)	(2,696)	(6,407)	(6,524)
Net non-cash income	(2,319)	(1,778)	(4,899)	(4,279)
Non-cash expense:				
Add: Non-cash compensation charges	2,269	2,123	6,791	6,348
Add: Provision for credit losses	215 (3)	189	942 (3)	2,107 (3)
Net non-cash expense	2,484	2,312	7,733	8,455
Funds available for distribution (FAD)	$ 34,721	$ 27,213	$ 95,571	$ 85,291
Less: Non-recurring income	(4,493) (1)	—	(7,756) (1)	(1,570) (1)
Funds available for distribution (FAD), excluding non-recurring items	$ 30,228	$ 27,213	$ 87,815	$ 83,721
NAREIT Diluted FFO attributable to common stockholders per share	$0.78	$0.65	$2.11	$1.97
Diluted FFO attributable to common stockholders, excluding non-recurring items, per share	$0.68	$0.65	$1.99	$1.97
Diluted FAD per share	$0.78	$0.66	$2.18	$2.07
Diluted FAD, excluding non-recurring items, per share	$0.68	$0.66	$2.00	$2.03

(1) See the reconciliation of non-recurring items on page 25 for further detail.

(2) Represents the straight-line rent receivable write-off of $321 related to converting a lease to fair market rent.

(3) Includes provision for credit losses reserve recorded upon origination of acquisitions accounted for as financial receivables, and mortgage loans, offset by mortgage loan payoffs. See the reconciliation of non-recurring items on page 25 for further detail.

3Q 2024 SUPPLEMENTAL REPORT FINANCIAL | 24

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO AND FAD (NON-RECURRING ITEMS)
(UNAUDITED, AMOUNTS IN THOUSANDS)

	THREE MONTHS ENDED SEPTEMBER 30, 2024	THREE MONTHS ENDED SEPTEMBER 30, 2023	NINE MONTHS ENDED SEPTEMBER 30, 2024	NINE MONTHS ENDED SEPTEMBER 30, 2023
Reconciliation of non-recurring adjustments to NAREIT FFO:				
Provision for credit losses reserve recorded upon origination	$ —	$ —	$ 1,635 [1]	$ 1,832 [1]
Provision for credit losses recovery related to loan payoffs	(293) [1]	—	(1,227) [1]	—
Provision for credit losses related to effective interest receivable write-off on partial principal paydown	613 [2]	—	613 [2]	—
Add: Total provision for credit losses non-recurring adjustments	320	—	1,021	1,832
Add: Straight-line rent receivable write-off	—	—	321 [5]	—
Deduct: Mortgage interest income related to the exit IRR received	—	—	—	(1,570) [8]
Deduct: Other income from former operators	(4,052) [3]	—	(4,052) [3]	—
Deduct: Rental income related to sold properties	(441) [4]	—	(2,818) [6]	—
Total non-recurring adjustments to NAREIT FFO	**$ (4,173)**	**$ —**	**$ (5,528)**	**$ 262**
Reconciliation of non-recurring adjustments to FAD:				
Deduct: Mortgage interest income related to the exit IRR received	$ —	$ —	$ (886) [7]	$ (1,570) [8]
Deduct: Other income from former operators	(4,052) [3]	—	(4,052) [3]	—
Deduct: Rental income related to sold properties	(441) [4]	—	(2,818) [6]	—
Total non-recurring adjustments to FAD	**$ (4,493)**	**$ —**	**$ (7,756)**	**$ (1,570)**

(1) A 1% credit loss reserve is taken upon origination of financing transactions, then decreased as the balance is paid down through scheduled principal payments and payoffs.

a. Recorded a $293 provision for credit losses recovery related to a $29,347 mortgage loan paid off during 3Q 2024.

b. During 2024, LTC recorded a provision for credit losses reserve of $1,635 related to the $163,460 acquisition of properties accounted for as financing receivables, offset by a provision for credit losses recovery of $1,227 related to the four mortgage loan payoffs totaling $131,781.

c. During 2023, LTC recorded a provision for credit losses reserve of $1,832 related to the $121,321 acquisition of properties accounted for as financing receivables and originated two mortgage loans totaling $61,861.

(2) The effective interest receivable write-off related to a partial principal paydown on a mortgage loan.

(3) Represents income received from former operators related to portfolio transitions in prior years.

(4) Represents rent through the initial lease term, which was received upon sale of an 80-unit assisted living community covered under the lease.

(5) Represents the straight-line rent receivable write-off related to a lease that converted to fair market rent during 2Q 2024. The straight-line rent write-off is a contra-revenue on the Consolidated Statements of Income.

(6) Represents (3) from above and the rent credit received in connection with the sale of a 110-unit assisted living community in Wisconsin. The rent credit was provided to the operator during new construction lease-up.

(7) The exit IRR income was received upon the payoff of three mortgage loans in 2024. The exit IRR was previously recorded ratably over the term of the loan through effective interest income.

(8) The exit IRR income was received upon the payoff of two mezzanine loans in 2023 and was not previously recorded.

3Q 2024 SUPPLEMENTAL REPORT FINANCIAL I 25

FUNDS FROM OPERATIONS – RECONCILIATION OF FFO PER SHARE
(UNAUDITED, AMOUNTS IN THOUSANDS)

	FFO		FAD	
FOR THE THREE MONTHS ENDED SEPTEMBER 30,	**2024**	**2023**	**2024**	**2023**
FFO/FAD attributable to common stockholders	$ 34,556	$ 26,679	$ 34,721	$ 27,213
Non-recurring one-time items	(4,173) (1)	—	(4,493) (1)	—
FFO/FAD attributable to common stockholders excluding non-recurring items	30,383	26,679	30,228	27,213
Effect of dilutive securities:				
Participating securities	201	147	201	147
Diluted FFO/FAD excluding non-recurring items	$ 30,584	$ 26,826	$ 30,429	$ 27,360
Shares for basic FFO/FAD per share	43,868	41,153	43,868	41,153
Effect of dilutive securities:				
Performance-based stock units	526	58	526	58
Participating securities	302	258	302	258
Shares for diluted FFO/FAD per share	44,696	41,469	44,696	41,469

	FFO		FAD	
FOR THE NINE MONTHS ENDED SEPTEMBER 30,	**2024**	**2023**	**2024**	**2023**
FFO/FAD attributable to common stockholders	$ 92,737	$ 81,115	$ 95,571	$ 85,291
Non-recurring one-time items	(5,528) (1)	262 (1)	(7,756) (1)	(1,570) (1)
FFO/FAD attributable to common stockholders excluding non-recurring items	87,209	81,377	87,815	83,721
Effect of dilutive securities:				
Participating securities	511	440	511	440
Diluted FFO/FAD excluding non-recurring items	$ 87,720	$ 81,817	$ 88,326	$ 84,161
Shares for basic FFO/FAD per share	43,313	41,127	43,313	41,127
Effect of dilutive securities:				
Performance based stock units	526	58	526	58
Participating securities	294	255	294	255
Shares for diluted FFO/FAD per share	44,133	41,440	44,133	41,440

(1) See the reconciliation of non-recurring items on page 25 for further detail.

3Q 2024 SUPPLEMENTAL REPORT FINANCIAL I 26

3Q 2024 SUPPLEMENTAL REPORT Annualized Actual Cash Income: Represents annualized cash rental income includes cash rent (excluding real estate tax reimbursement), interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures received for the month of September 2024 for investments as of September 30, 2024. Annualized Contractual Cash Income: Represents annualized contractual cash rental income prior to abatements & deferred rent repayment (excluding real estate tax reimbursement), interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the month of September 2024 for investments as of September 30, 2024. Annualized GAAP Income: Represents annualized GAAP rent which includes contractual cash rent, straight-line rent and amortization of lease incentives (excluding real estate tax reimbursement), GAAP interest income from financing receivables, mortgage loans, mezzanine loans and working capital notes, and income from unconsolidated joint ventures for the month of September 2024 for investments as of September 30, 2024. Assisted Living Communities (“ALF”): The ALF portfolio consists of assisted living, independent living, and/or memory care properties. (See Independent Living and Memory Care) Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs. Contractual Lease Rent: Rental revenue as defined by the lease agreement between us and the operator for the lease year. Coronavirus Stimulus Funds (“CSF”): CSF includes funding from various state and federal programs to support healthcare providers in dealing with the challenges of the coronavirus pandemic. Included in CSF are state-specific payments identified by operators as well as federal payments connected to the Paycheck Protection Program and the Provider Relief Fund. CSF is self-reported by operators in unaudited financial statements provided to LTC. Specifically excluded from CSF are the suspension of the Medicare sequestration cut, and increases to the Federal Medical Assistance Percentages (FMAP), both of which are reflected in reported coverage both including and excluding CSF. Earnings Before Interest, Tax, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), EBITDAre is calculated as net income (computed in accordance with GAAP) excluding (i) interest expense, (ii) income tax expense, (iii) real estate depreciation and amortization, (iv) impairment write-downs of depreciable real estate, (v) gains or losses on the sale of depreciable real estate, and (vi) adjustments for unconsolidated partnerships and joint ventures. Financing Receivables: Properties acquired through a sale-leaseback transaction with an operating entity being the same before and after the sale-leaseback, subject to a lease contract that contains a purchase option. In accordance with GAAP, the purchased assets are required to be presented as Financing Receivables on our Consolidated Balance Sheets and the rental income to be presented as Interest income from financing receivables on our Consolidated Statements of Income. Funds Available for Distribution (“FAD”): FFO excluding the effects of straight-line rent, amortization of lease costs, effective interest income, provision for credit losses, non-cash compensation charges and non-cash interest charges. Funds From Operations (“FFO”): As defined by NAREIT, net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. GAAP Lease Yield: GAAP rent divided by the sum of the purchase price and transaction costs. GAAP Rent: Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term. GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized. GAAP rent is commonly referred to as straight-line rental income. Gross Asset Value: The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company’s consolidated financial statements. Gross Investment: Original price paid for an asset plus capital improvements funded by LTC, without any deductions for depreciation or provision for credit losses. Gross Investment is commonly referred to as undepreciated book value. Independent Living Communities (“ILF”): Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also known as retirement communities or seniors apartments. Interest Income: Represents interest income from mortgage loans and other notes. Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at seniors housing and long-term care properties. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time. Memory Care Communities (“MC”): Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia. These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities. These facilities have staff available 24 hours a day to respond to the unique needs of their residents. Metropolitan Statistical Areas (“MSA”): Based on the U.S. Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population. MSAs 1 to 31 have a population of 19.8M – 2.2M. MSAs 32 to 100 have a population of 2.2M – 0.6M. MSAs greater than 100 have a population of 0.6M – 59K. Cities in a Micro-SA have a population of 223K – 12K. Cities not in a MSA has population of less than 100K. GLOSSARY I 27 GLOSSARY

3Q 2024 SUPPLEMENTAL REPORT Mezzanine: In certain circumstances, the Company strategically allocates a portion of its capital deployment toward mezzanine loans to grow relationships with operating companies that have not typically utilized sale-leaseback financing as a component of their capital structure. Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects, value-add opportunities on existing operational properties, partnership buy-outs and recapitalization of equity. We seek market-based, risk-adjusted rates of return typically between 9% to 14% with the loan term typically between three to 10 years. Security for mezzanine loans can include all or a portion of the following credit enhancements; secured second mortgage, pledge of equity interests and personal/corporate guarantees. Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon specifics of the loan terms and related credit enhancements. Micropolitan Statistical Areas (“Micro-SA”): Based on the U.S. Census Bureau, Micro-SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A micro area contains an urban core of at least 10,000 population. Mortgage Loan: Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage. Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves. When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower. Net Real Estate Assets: Gross real estate investment less accumulated depreciation. Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”). Non-cash Revenue: Straight-line rental income, amortization of lease inducement and effective interest. Non-cash Compensation Charges: Vesting expense relating to stock options and restricted stock. Normalized EBITDAR Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent. Management fees are imputed at 5% of revenues. Normalized EBITDARM Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent. Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time. Operator Financial Statements: Property level operator financial statements which are unaudited and have not been independently verified by us. Payor Source: LTC revenue by operator underlying payor source for the period presented. LTC is not a Medicaid or a Medicare recipient. Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage. Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us. Private Pay: Private pay includes private insurance, HMO, VA, and other payors. Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale). Real Estate Investments: Represents our investments in real property, financing receivables and mortgage loans receivable. Rental Income: Represents GAAP rent net of amortized lease inducement cost. Same Property Portfolio (“SPP”): Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio and the Prestige Healthcare mortgage loan portfolio. Our SPP is comprised of stabilized properties occupied and operated throughout the duration of the quarter-over-quarter comparison periods presented (excluding assets sold and assets held-for-sale). Accordingly, a property must be occupied and stabilized for a minimum of 15 months to be included in our SPP. Each property transitioned to a new operator has been excluded from SPP and will be added back to SPP for the SPP reporting period ending 15 months after the date of the transition. Skilled Nursing Properties (“SNF”): Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs. Stabilized: Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e.g. 80% for SNFs and 90% for ALFs) and, as applicable, 12 months from the date of acquisition/lease transition or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service, or properties acquired in lease-up. Trailing Twelve Months Revenues: For the owned portfolio, rental income includes cash rent, straight-line rent and amortization of lease incentives and excludes real estate tax reimbursement and rental income from properties sold during the trailing twelve months. Financing receivables revenue includes cash interest income and effective interest from financing receivables during the trailing twelve months. Mortgage loans revenue includes cash interest income and effective interest from mortgage loans and construction loans and excludes loan payoffs during the trailing twelve months. Notes receivables revenue includes cash interest income and effective interest from mezzanine loans and working capital notes and excludes loan payoffs during the trailing twelve months. Unconsolidated JV revenue includes income from our investments in joint ventures during the trailing twelve months. Under Development Properties (“UDP”): Development projects to construct seniors housing properties. GLOSSARY I 28 GLOSSARY